UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

233 Kansas Street
El Segundo, California		90245
(Address of principal executive offices)		(Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(i) On October 29, 2007 Registrant’s Board of Directors approved four forms of Severance Agreement to be entered into with Registrant’s key officers as identified by the Board of Directors from time to time.

Registrant entered into a Severance Agreement dated October 29, 2007 in the form attached as Exhibit 10.1 and as described below with Donald R. Dancer, Registrant’s acting Chief Executive Officer, Executive Vice President, Secretary and General Counsel and a Severance Agreement dated October 29, 2007 in the form attached as Exhibit 10.2 and as described below with Linda J. Pahl, acting Chief Financial Officer.

On October 29, 2007, Registrant approved a form of Severance Agreement as attached as Exhibit 10.3 and described below for Michael A. Briere, Executive Vice President, Research and Development and Chief Technology Officer and for Marc Rougee, Executive Vice President-Operations of Registrant.

The above three forms of Severance Agreement provide protection of the key executive officers in the event of a voluntary termination for good reason, as defined, or an involuntary termination other than for cause, as defined, following a change in control of Registrant as specified in the Severance Agreement, and in the cases of Ms. Pahl and Mr. Dancer only, a change in the acting Chief Executive Officer within two years also will constitute a defined change in control (Mr. Dancer’s  form of Severance Agreement in addition cross-references his Compensation Agreement (described in item 5.02(e)(ii), below)  and excludes payments under that agreement from the provision that would otherwise reduce payments under the Severance Agreement by any other payments that might be considered to be in the nature of severance). The protections provided in the above three forms of Severance Agreement include payments of two times the key employee’s annual base salary and annual target bonus, the acceleration of vesting of all unvested equity and stock option grants, continuation of COBRA benefits for eighteen months and payment by Registrant in certain situations of excise taxes imposed by Sections 280G and 409A of the Internal Revenue Code of 1986 as amended, subject to an aggregate excise tax payment limit of $3 million for each key executive.

Certain other key officers will receive Severance Agreements in the form attached as Exhibit 10.4 that provide that in the event of a voluntary termination for good reason, as defined, or an involuntary termination other than for cause, as defined, following a change in control of Registrant as specified in the Severance Agreement, for a payment of one times annual salary and target bonus, the acceleration of vesting of all unvested equity and stock option grants, continuation of COBRA benefits for eighteen months and payment of a modified excise tax gross-up.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (c)   Registrant has appointed Marc Rougee, 53 years of age, to the position of  Executive Vice President, Operations. This promotion was approved by Registrant’s Board of Directors at its meeting on October 29, 2007. Mr. Rougee joined Registrant in 2003 in the position of general manager of Registrant’s facility in Newport, Wales, U.K. He was named vice president, worldwide wafer fab operations in 2004 and became acting senior vice president, operations in June, 2007. Prior to joining Registrant in 2003, Mr. Rougee was vice president for worldwide field engineering and design services for Chartered Semiconductor Manufacturing-Singapore from 2002 to 2003 and during that time a director of Silicon Manufacturing Partners, a joint venture in Singapore. Prior to that, he was general manager and vice president at Silicon Manufacturing Partners.

Mr. Rougee participates in Registrant’s bonus plan and has received in the past and is eligible to receive stock option grants under Registrant’s employee stock option plans. Mr. Rougee’s base salary is $330,000, and his bonus target for the first two quarters of Registrant’s fiscal year 2008 is 70% of base salary, with a maximum of 120% of base salary. Mr. Rougee has a severance guarantee that was in place prior to his promotion that provides that if his employment is terminated by Registrant other than for cause prior to March 31, 2009, he is entitled to a severance payment equal to two (2) years base salary. Registrant intends to provide Mr. Rougee with the benefits of the form of Severance Agreement described in Item 1.01 and included as Exhibit 10.3 of this Form 8-K but modified to eliminate duplicate payments that might result from his existing severance guarantee. Mr. Rougee has also received a letter agreement in the form included as Exhibit 99.1 to Registrant’s Form 8-K filed with the Securities and Exchange Commission ("SEC") on October 23, 2007, providing for 20,000 employee stock options to be granted at a future date.

There are no family relationships between Mr. Rougee and the directors or executive officers of Registrant and, other than as disclosed herein, there are no arrangements or understandings between Mr. Rougee and any other person pursuant to which he was selected as an officer.

(e)      (i) Information regarding Mr. Rougee’s compensatory arrangements is contained in the responses to Item 5.02(c) above, which information is incorporated in this Item 5.02(e) by this reference.

(ii) Registrant’s Compensation and Stock Options Committee (the “Compensation Committee” or “Committee”) at its meeting on October  29, 2007 approved a total compensation package for Donald R. Dancer, acting Chief Executive Officer. Mr. Dancer’s annual base salary is increased to $450,000, effective as of August 28, 2007; his annual bonus is targeted at 75% of his annual base salary, with the goals for fiscal year 2008 to be set by the Committee at a future meeting; he will be granted 75,000 employee stock options by the Committee at a future meeting subsequent to Registrant becoming current in its financial statement reporting obligations to the SEC, or, if such date is within fifteen (15) days prior to the end of a Registrant fiscal quarter or prior to the filing with the SEC of the periodic report on Form 10-Q for a completed Registrant fiscal quarter, then on the third New York Stock Exchange trading day that follows the day on which such report on Form 10-Q is filed with the SEC (the “Grant Date”), with vesting in three equal consecutive annual installments with the first vesting date to be October 29, 2008, five year term commencing October 29, 2007, accelerated vesting upon a change in control, and a one year post-termination exercise window; he will receive a one-time cash incentive award of $100,000 upon entering into his Compensation Agreement; he will receive a one-time special cash bonus of $400,000 payable on, or within ten (10) business days after, March 1, 2008; and he will also receive a vested special award of that number of restricted stock units (“RSU Award”) determined by dividing $500,000 by the Fair Market Value (as that term is defined in the Registrant’s 2000 Incentive Plan, as amended) of a share of the Registrant's common stock as of the Grant Date, as defined. The $400,000 special cash bonus and the sum of $500,000 in cash (if prior to the Grant Date) will be paid upon any involuntary termination of Mr. Dancer other than for cause or any termination by Mr. Dancer for Good Reason as defined in his Severance Agreement filed as Exhibit 10.1 to this Form 8-K and as described in Item 1.01(i) of this Form 8-K. A copy of Mr. Dancer’s Compensation Agreement is filed as Exhibit 10.5 to this Form 8K. The Registrant's commitment to grant to Mr. Dancer 75,000 employee stock options is additionally memorialized by a letter agreement in the form included as Exhibit 99.1 to Registrant's Form 8-K filed with the SEC on October 23, 2007.

(iii) In her role as acting Chief Financial Officer, Linda J. Pahl’s annual base salary has been increased from $243,850 to $270,000 annually effective July 2, 2007.  Additionally, Ms. Pahl’s bonus target for the first two quarters of 2008 is 50% of base salary, with a maximum of 60% of base salary.  In addition, effective commencing in the company’s first fiscal quarter of its 2008 fiscal year, Ms. Pahl shall receive an additional bonus of $25,000 each quarter for each quarter or portion thereof she serves as acting Chief Financial Officer. Additionally, the Registrant has an understanding with Ms. Pahl that she will be granted 6,000 restricted stock units under Registrant’s 2000 Incentive Plan, as amended, subsequent to Registrant becoming current in its financial statement reporting obligations to the SEC. Ms. Pahl has additionally entered into a Severance Agreement in the form described in Item 1.01(i). In Registrant’s Form 8-K filed with the SEC on October 23, 2007, Registrant additionally reported that Ms. Pahl received a letter agreement in the form included as Exhibit 99.1 to that Form 8-K, providing for 20,000 employee stock options to be granted at a future date.

Item 7.01.           Regulation FD Disclosure.

On November 2, 2007, the Registrant has issued a press release describing the appointment of Marc Rougee as Executive Vice President - Operations. A copy of the Registrant’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this report on Form 8-K, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.  The furnishing of the information in this Item 7.01 of this report is not intended to and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01.           Financial Statements and Exhibits.

(d)                             Exhibits

Exhibit Number	Description
10.1	Donald R. Dancer Severance Agreement, dated October 29, 2007.
10.2	Linda J. Pahl Severance Agreement, dated October 29, 2007.
10.3	Form of Executive Officer Severance Agreement.
10.4	Form of Key Personnel Severance Agreement.
10.5	Donald R. Dancer Compensation Agreement, dated October 29, 2007.
99.1	Press Release of International Rectifier Corporation, dated November 2, 2007, regarding the promotion of Marc Rougee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER
CORPORATION

Date: November 2, 2007	By	/s/ Donald R. Dancer
Donald R. Dancer,
Chief Executive Officer (acting), Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description
10.1	Donald R. Dancer Severance Agreement, dated October 29, 2007.
10.2	Linda J. Pahl Severance Agreement, dated October 29, 2007.
10.3	Form of Executive Officer Severance Agreement.
10.4	Form of Key Employee Severance Agreement.
10.5	Donald R. Dancer Compensation Agreement, dated October 29, 2007.
99.1	Press Release of International Rectifier Corporation, dated November 2, 2007, regarding the promotion of Marc Rougee.